UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

January 22, 2010
Date of Report (Date of earliest event reported

Subjex Corporation
(Exact name of registrant as specified in its charter)

Minnesota	0-29711	41-1596056
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No)

3240 Aldrich Ave S Suite 301	Minneapolis MN	55408
(Address of principal executive offices)		(Zip Code)

(612) 382-5566
(Registrant’s telephone number, including area code)

3245 Hennepin Ave S Suite 3, Minneapolis, MN 55408
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

A. Report.

Item 8.01 Other Events

On January 18, 2010 an event occurred which was not made in the ordinary course of Subjex Corporation business thus prompting an 8k filing with the SEC. An Annual Meeting of Shareholders was scheduled for 6:40 P.M. (Central Time) January 18, 2010 in Savage MN. This meeting was open to All Shareholders of Record and Shareholder Proxy Holders qualified to vote on matters brought forth at the meeting.  The meeting was able to be held because a Quorum did exist. The actual voting shares counted were 49,953,189 which was the amount needed to hold the Annual Meeting of Shareholders and therefore the meeting went forward.  All of management’s proposals were approved by well over 90%.  The following agenda was presented and approved.

1. To authorize the Board of Directors to file with the Minnesota Secretary of State for an increase in the number of Authorized Shares from the current 100,000,000 to 200,000,000 of which 160,000,000 shall be designated as common shares and 40,000,000 shall be undesignated, to be designated as to type, class or series by the Board of Directors.
The motion was passed with 46,434,402 votes. 92.96%

2. To authorize the Board of Directors to change the corporate domicile or to open other office(s) in other US States at any future date should the Board of Directors feel this will become necessary for managements execution of its plan and or to attract suitable investments into the company.
The motion was passed with 33,496,845 votes. 90.83%

This filing completes Subjex Corporations obligations as it relates to the filing requirements of an 8K filing as defined by the SEC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Subjex Corporation
 (Registrant)

By /s/ Andrew Hyder

(Signature)

Andrew Hyder, CEO (acting CFO)
January 22, 2010